Exhibit 99.1

NewMarket Corporation Announces Exchange Offer for its 4.100% Senior Notes due 2022

Richmond, Va., March 22, 2013 — NewMarket Corporation (NYSE:NEU) announced today that it has commenced an offer to exchange $350,000,000 aggregate principal amount of its 4.100% Senior Notes due 2022 that have been registered under the Securities Act for an equal aggregate principal amount of 4.100% Senior Notes due 2022 that were issued on December 20, 2012 and have not been registered under the Securities Act. The terms of the exchange notes are identical in all material respects to the terms of the initial notes for which they are being exchanged, except that the transfer restrictions, the registration rights and provisions for additional interest applicable to the initial notes are not applicable to the exchange notes.

NewMarket is commencing the exchange offer to satisfy its obligations under a registration rights agreement entered into in connection with the issuance of the initial notes. The exchange offer does not represent a new financing transaction.

NewMarket will accept for exchange any and all initial notes validly tendered prior to 5:00 p.m., New York City time, on April 23, 2013, unless NewMarket extends the exchange offer in its sole discretion.

Copies of the prospectus, the letter of transmittal and the other transmittal materials governing the exchange offer may be obtained from the Exchange Agent, U.S. Bank National Association, at the following address:

U.S. Bank Global Corporate Trust Services

Two James Center

1021 E. Cary Street, Suite 1850

Mail Station: EX-VA-URIT

Richmond, VA 23219-4000

Phone: (804) 771-7935

Fax: (804) 771-7940

Attn: William F. Michie, III

This press release is not an offer to exchange or a solicitation of acceptance of the offer to exchange any notes. The exchange offer is made only pursuant to NewMarket’s prospectus, dated March 22, 2013, which is being filed on or about the date hereof with the Securities and Exchange Commission as part of NewMarket’s Registration Statement on Form S-4, and the related letter of transmittal. The Registration Statement was declared effective by the Securities and Exchange Commission on March 22, 2013.

NewMarket Corporation through its subsidiaries, Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated chemical blends to market-general additive components, the NewMarket family of companies provides technology to make fuels burn cleaner, engines run smoother and machines last longer.

Safe Harbor Statement

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The fact that NewMarket has announced the proposed offering does not mean that such offering will price or close. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to: availability of raw materials and transportation systems; supply disruptions at single sourced facilities; ability to respond effectively to technological changes in our industry; failure to protect our intellectual property rights; hazards common to chemical businesses; occurrence or threat of extraordinary events, including natural disasters and terrorist attacks; competition from other manufacturers; sudden or sharp raw materials price increases; gain or loss of significant customers; failure or success of research and development efforts; risks related to operating outside of the United States; the impact of fluctuations in foreign exchange rates; political, economic, and regulatory factors concerning our products; future governmental regulation; resolution of environmental liabilities or legal proceedings; inability to complete future acquisitions or successfully integrate future acquisitions into our business; and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A, “Risk Factors” of our 2012 Annual Report on Form 10-K for the period ended December 31, 2012, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

FOR INVESTOR INFORMATION CONTACT:

David A. Fiorenza

Investor Relations

Phone: 804.788.5555

Fax: 804.788.5688

Email: investorrelations@newmarket.com